Exhibit 5.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6064

TELEPHONE (212) 373-3000

LLOYD K. GARRISON (1946-1991)
RANDOLPH E. PAUL (1946-1956)
SIMON H. RIFKIND (1950-1995)
LOUIS S. WEISS (1927-1950)
JOHN F. WHARTON (1927-1977)

WRITER'S DIRECT DIAL NUMBER

212-373-3000

WRITER'S DIRECT FACSIMILE

212-757-3990

WRITER'S DIRECT E-MAIL ADDRESS

UNIT 5201, FORTUNE FINANCIAL CENTER
5 DONGSANHUAN ZHONGLU
CHAOYANG DISTRICT, BEIJING 100020, CHINA
TELEPHONE (86-10) 5828-6300

SUITES 3601 – 3606 & 3610
36/F, GLOUCESTER TOWER
THE LANDMARK
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HONG KONG
TELEPHONE (852) 2846-0300

ALDER CASTLE
10 NOBLE STREET
LONDON EC2V 7JU, UNITED KINGDOM
TELEPHONE (44 20) 7367 1600

535 MISSION STREET, 24TH FLOOR
SAN FRANCISCO, CA 94105
TELEPHONE (628) 432-5100

FUKOKU SEIMEI BUILDING
2-2 UCHISAIWAICHO 2-CHOME
CHIYODA-KU, TOKYO 100-0011, JAPAN
TELEPHONE (81-3) 3597-8101

TORONTO-DOMINION CENTRE
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TORONTO, ONTARIO M5K 1J3
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2001 K STREET, NW
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TELEPHONE (202) 223-7300

500 DELAWARE AVENUE, SUITE 200
POST OFFICE BOX 32
WILMINGTON, DE 19899-0032
TELEPHONE (302) 655-4410

MATTHEW W. ABBOTT
EDWARD T. ACKERMAN
JACOB A. ADLERSTEIN
JUSTIN ANDERSON
ALLAN J. ARFFA
JONATHAN H. ASHTOR
ROBERT A. ATKINS
SCOTT A. BARSHAY
PAUL M. BASTA
J. STEVEN BAUGHMAN
LYNN B. BAYARD
JOSEPH J. BIAL
BRUCE BIRENBOIM
H. CHRISTOPHER BOEHNING
BRIAN BOLIN
ANGELO BONVINO
ANDRE G. BOUCHARD*
GERALD BRANT
ROBERT A. BRITTON
DAVID W. BROWN
WALTER F. BROWN*
SUSANNA M. BUERGEL
JESSICA S. CAREY
DAVID CARMONA
GEOFFREY R. CHEPIGA
ELLEN N. CHING
WILLIAM A. CLAREMAN
LEWIS R. CLAYTON
YAHONNES CLEARY
REBECCA S. COCCARO
JAY COHEN
KELLEY A. CORNISH
CHRISTOPHER J. CUMMINGS
THOMAS V. DE LA BASTIDE III
MEREDITH R. DEARBORN*
ARIEL J. DECKELBAUM
KAREN L. DUNN
ALICE BELISLE EATON
ANDREW J. EHRLICH
GREGORY A. EZRING
ROSS A. FIELDSTON
ANDREW C. FINCH
BRAD J. FINKELSTEIN
BRIAN P. FINNEGAN
ROBERTO FINZI
PETER E. FISCH
HARRIS FISCHMAN
ANDREW J. FOLEY
VICTORIA S. FORRESTER
HARRIS B. FREIDUS
CHRISTOPHER D. FREY
MANUEL S. FREY
ANDREW L. GAINES
KENNETH A. GALLO
MICHAEL E. GERTZMAN
ADAM M. GIVERTZ
SALVATORE GOGLIORMELLA
NEIL GOLDMAN
MATTHEW B. GOLDSTEIN
ROBERTO J. GONZALEZ*
CATHERINE L. GOODALL
CHARLES H. GOOGE, JR.
ANDREW G. GORDON
BRIAN S. GRIEVE
UDI GROFMAN
NICHOLAS P. GROOMBRIDGE
BRUCE A. GUTENPLAN
MELINDA HAAG*
ALAN S. HALPERIN
CLAUDIA HAMMERMAN
IAN M. HAZLETT
BRIAN S. HERMANN
JOSHUA HILL JR.
MICHELE HIRSHMAN
JARRETT R. HOFFMAN
ROBERT HOLO
CHRISTOPHER HOPKINS
DAVID S. HUNTINGTON
AMRAN HUSSEIN
LORETTA A. IPPOLITO
WILLIAM A. ISAACSON*
JAREN JANGHORBANI
BRIAN M. JANSON
JEH C. JOHNSON
MATTHEW B. JORDAN
BRAD S. KARP
PATRICK N. KARSNITZ
JOHN C. KENNEDY
ROBERT A. KILLIP
BRIAN KIM
KYLE J. KIMPLER
JEFFREY L. KOCHIAN
ALEXIA D. KORBERG
ALAN W. KORNBERG
DANIEL J. KRAMER
BRIAN KRAUSE
CAITH KUSHNER
KAISA KUUSK
DAVID K. LAKHDHIR
GREGORY F. LAUFER
BRIAN C. LAVIN
XIAOYU GREG LIU
RANDY LUSKEY*
LORETTA E. LYNCH
JEFFREY D. MARELL
MARCO V. MASOTTI
DAVID W. MAYO
ELIZABETH R. MCCOLM
JEAN M. MCLOUGHLIN
ALVARO MEMBRILLERA
MARK F. MENDELSOHN
CLAUDINE MEREDITH-GOUJON
WILLIAM B. MICHAEL
JUDIE NG SHORTELL*
CATHERINE NYARADY
JANE B. O'BRIEN
BRAD R. OKUN
CRYSTAL L. PARKER
LINDSAY B. PARKS
ANDREW M. PARLEN
DANIELLE C. PENHALL
CHARLES J. PESANT
JESSICA E. PHILLIPS*
AUSTIN S. POLLET*
VALERIE E. RADWANER
JEFFREY J. RECHER
CARL L. REISNER
LORIN L. REISNER
JEANNIE S. RHEE*
WALTER G. RICCIARDI
RICHARD A. ROSEN
ANDREW N. ROSENBERG
JUSTIN ROSENBERG
JACQUELINE P. RUBIN
CHARLES F. "RICK" RULE*
RAPHAEL M. RUSSO
ELIZABETH M. SACKSTEDER
JEFFREY D. SAFERSTEIN
JEFFREY B. SAMUELS
PAUL L. SANDLER
KENNETH M. SCHNEIDER
ROBERT B. SCHUMER
JOHN M. SCOTT
BRIAN SCRIVANI
KYLE T. SEIFRIED
KANNON K. SHANMUGAM*
SUHAN SHIM
CULLEN L. SINCLAIR
AUDRA J. SOLOWAY
SCOTT M. SONTAG
JOSHUA H. SOVEN*
SARAH STASNY
ERIC ALAN STONE
AIDAN SYNNOTT
BRETTE TANNENBAUM
RICHARD C. TARLOWE
DAVID TARR
MONICA K. THURMOND
DANIEL J. TOAL
LAURA C. TURANO
CONRAD VAN LOGGERENBERG
KRISHNA VEERARAGHAVAN
JEREMY M. VEIT
LIZA M. VELAZQUEZ
MICHAEL VOGEL
RAMY J. WAHBEH
JOHN WEBER
LAWRENCE G. WEE
THEODORE V. WELLS, JR.
SAMUEL J. WELT
LINDSEY L. WIERSMA
STEVEN J. WILLIAMS
LAWRENCE I. WITDORCHIC
AUSTIN WITT
MARK B. WLAZLO
ADAM WOLLSTEIN
JULIA TARVER MASON WOOD
JENNIFER H. WU
JORDAN E. YARETT
KAYE N. YOSHINO
TONG YU
TRACEY A. ZACCONE
TAURIE M. ZEITZER
KEN ZIMAN
T. ROBERT ZOCHOWSKI, JR.

*NOT ADMITTED TO THE NEW YORK BAR

April 18, 2022

Apollo Strategic Growth Capital
9 West 57th Street, 43rd Floor
New York, NY 10019

Re:	Apollo Strategic Growth Capital Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Apollo Strategic Growth Capital, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”), of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) 102,101,250 shares (the “Shares”) of Class A Common Stock of GBT (as defined below), par value $0.0001 per share (the “GBT Class A Common Stock”), (ii) 39,451,134 warrants to purchase shares of GBT Class A Common Stock (the “Warrants”), (iii) 39,451,134 shares of GBT Class A Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), and (iv) 36,663,742 shares of GBT Class A Common Stock issuable upon exercise of options (the “Option Shares” and, together with the Shares, Warrants and Warrant Shares, the “Securities”), in connection with the Business Combination Agreement, dated as of December 2, 2021 (the “Business Combination Agreement”), by and between the Company and GBT JerseyCo Limited, and the transactions contemplated thereunder.

In connection with and immediately prior to the consummation of the business combination contemplated by the Business Combination Agreement (the “Business Combination”), the Company will change its jurisdiction of incorporation (the “Domestication”) by effecting a deregistration under the Cayman Islands Companies Act (as amended) and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication (the “Certificate of Domestication”) simultaneously with a certificate of incorporation (the “GBT Certificate of Incorporation”) with the Secretary of State of the State of Delaware (the “DE Secretary of State”). The Domestication is expected to be effectuated immediately prior to the consummation of the Business Combination (the “Closing”) and is subject to the approval of the shareholders of the Company. At the time of the Domestication, the Company will be renamed “Global Business Travel Group, Inc.” (we herein refer to the Company on and after the time of the Domestication as “GBT”).

The Shares consist of (i) 81,681,000 Shares resulting from the automatic conversion of 81,681,000 of the Company’s issued and outstanding Class A ordinary shares, par value $0.00005 per share (the “Class A Ordinary Shares”), by operation of law, on a one-for-one basis, into 81,681,000 shares of GBT Class A Common Stock upon effectiveness of the Domestication and (ii) 20,420,250 Shares resulting from the automatic conversion of 20,420,250 of the Company’s issued and outstanding Class B ordinary shares, par value $0.00005 per share (the “Class B Ordinary Shares”), by operation of law, on a one-for-one basis, into 20,420,250 shares of GBT Class X common stock in the Domestication, which such shares will then automatically convert, on a one-for-one basis, into 20,420,250 shares of GBT Class A Common Stock in connection with the consummation of the Business Combination.

The Warrants consist of 39,451,134 warrants to acquire 39,451,134 Class A Ordinary Shares that will become warrants to acquire the corresponding number of shares of GBT Class A Common Stock upon the Domestication. No other changes will be made to the terms of the outstanding Warrants as a result of the Domestication.

The Option Shares consist of 36,663,742 shares of GBT Class A Common Stock that may be issued following the Closing upon the exercise of 36,663,742 options that will be exercisable under the GBT JerseyCo Limited Management Incentive Plan and the Amended and Restated GBT JerseyCo Limited Management Incentive Plan immediately (the “Plans”) following the Closing.

The Business Combination is subject to satisfaction or waiver of a number of conditions, including, among others, approval and adoption of the Business Combination Agreement by the Company’s shareholders as well as completion of the Domestication.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;

2.	the Business Combination Agreement;

3.	the form of GBT Certificate of Incorporation to be effective upon the Domestication;

4.	the form of bylaws of GBT to be effective upon the Domestication;

5.	the Warrant Agreement, dated as of October 1, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); and

6.	the Plans.

In addition, we have examined such corporate records of the Company that we have considered appropriate; resolutions of the board of directors of the Company relating to, among other things, the Registration Statement, the Business Combination, the Domestication, the Warrant Agreement and the Plans, certified by the Company; and such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have further assumed that, before the issuance of the Securities, the conditions to consummating the transactions contemplated by the Business Combination Agreement, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL, will have been satisfied or duly waived.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.	Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Act; (ii) the shareholders of the Company will have approved, among other things, the Business Combination Agreement and the Domestication; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2.	The current draft of the GBT Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the GBT Certificate of Incorporation will be, filed by or in respect of the Company or GBT with the DE Secretary of State and that the Company or GBT will pay all fees and other charges required to be paid in connection with the filing of the GBT Certificate of Incorporation; and

3.	Each Class A Ordinary Share and Class B Ordinary Share outstanding immediately prior to the effectiveness of the Domestication was duly authorized, validly issued, fully paid and non-assessable under the laws of the Cayman Islands and has been entered in the register of members (shareholders).

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.	Upon the effectiveness of the Domestication, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.	Upon effectiveness of the Domestication, each Warrant will be a valid and binding obligation of GBT, enforceable against GBT in accordance with its terms, except that (i) the enforceability of the Warrants may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and possible judicial action giving effect to governmental actions relating to persons or transactions or foreign laws affecting creditors’ rights and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) we express no opinion as to the validity, legally binding effect or enforceability of provisions of the Warrant Agreement related to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

3.	The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the terms of the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and non-assessable.

4.	The Option Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the applicable Plan, the Option Shares will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
Paul, Weiss, Rifkind, Wharton & Garrison LLP